Exhibit 10.3

REAL ESTATE MORTGAGE

KNOW ALL MEN BY THESE PRESENTS:

That SG Echo, LLC, a Delaware corporation, 5011 Gate Parkway, Building 100, Jacksonville, Florida 32256, hereinafter called Mortgagor, whether one or more, has mortgaged and hereby mortgages to SouthStar Financial, LLC, a South Carolina limited liability company, 840 Lowcountry Blvd., Mount Pleasant, SC 29464, hereinafter called Mortgagee, whether one or more, the described real estate and premises, the following described real estate and premises, situated in Bryan County, State of Oklahoma, to-wit:

A part of the SW/4 SW/4 of Section 18, Township 7 South, Range 9 East of the Indian Base and Meridian, in Bryan County, Oklahoma, described as Beginning at the Northwest corner of the SW/4 SW/4 of said Section 18; Thence South 89 degrees 50 minutes 02 seconds East 1293.60 feet; Thence South 00 degrees 06 minutes 46 seconds East 445.87 feet to the True Point of Beginning; Thence South 00 degrees 06 minutes 46 seconds East 544.13 feet; Thence North 89 degrees 50 minutes 02 seconds West 1295.55 feet; Thence North 544.24; Thence South 89 degrees 50 minutes 02 seconds East 1294.48 feet to the Point of Beginning.

with all the improvements thereon and appurtenances thereunto belonging; and warrant the title to the same.

This Mortgage is being to secure present and future indebtedness and all other obligations of Mortgagor to Mortgagee shall not be exhausted not title to the property herein conveyed to Mortgagee revested in Mortgagor by the payment of all of the secured indebtedness at any time outstanding, but title to said property shall only be revested in Mortgagor by a reconveyance of said property to Mortgagor by Mortgagee or by the cancellation and surrender of this deed by Mortgagee and this Mortgage shall continue in full force and effect until such reconveyance or cancellation and surrender takes place.

Mortgagor is well and duly indebted unto Mortgagee, as evidenced by that Non-Recourse Factoring And Security Agreement by and between SouthStar Financial, LLC and SG Echo, LLC, a Delaware corporation dated June 8, 2023, including any and all addendums, amendments, and modifications thereto (the “Factoring Agreement”). Mortgagor is further indebted to Mortgagee pursuant to that Secured Commercial Promissory Note dated June 8, 2023, in the principal sum of up to One Million Seven Hundred Fifty Thousand Fifty and 00/100 Dollars ($1,750,050.00) (the “Note”) and the Security Agreement dated June 8, 2023, wherein Mortgagor further secured the repayment obligations of the Note (the “Security Agreement,” and together with the Factoring Agreement, and the Note, the “Indebtedness Documents”), the terms of which are all incorporated herein by reference.

The total indebtedness to be secured by this Mortgage under the Indebtedness Documents is up to the maximum principal amount of Two Million Two Hundred Fifty Thousand and 00/100 Dollars ($2,250,000.00), plus other accruals, interest, charges, fees and additions, and is to be repaid as set forth in and pursuant to the terms of the Indebtedness Documents, and any addendum, amendments, and modifications thereto (the “Indebtedness’). Accordingly, Mortgagor grants this Mortgage to Mortgagee in the real property detailed above to secure the herein stated Indebtedness incorporated by reference.

In addition to the Factoring Agreement, this Mortgage secures all advances made by Mortgagee to Mortgagor whether or not the advances are made pursuant to a commitment. Specifically, without limitation, this Deed secures, in addition to the amounts specified in the Factoring Agreement or Note, all future amounts Mortgagee in its discretion may extend to Mortgagor, together with all interest thereon.

Mortgagor shall maintain the premises in good condition and repair, shall not commit or suffer any waste to the premises nor abandon same, and shall comply with, or cause to be complied with, all statutes, ordinances, and requirements of any governmental authority relating to the premises or any part thereof. Mortgagor shall keep the premises free of noxious weeds and grasses. Mortgagor shall promptly repair, restore, replace, or rebuilt any part of the premises, now or hereafter encumbered by this Mortgage. No part of the premises, including, but not limited to, any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, equipment, or other premises now or hereafter conveyed as security by or pursuant to this Mortgage, shall be removed, demolished, or materially altered without the prior written consent of the Mortgagee. Mortgagor agrees that the nature of the occupancy and use will not substantially change without Mortgagee’s prior written consent. Mortgagor will not permit any change in any license, restrictive covenant or easement without Mortgagee’s prior written consent. Mortgagor will notify Mortgagee of all demands, proceedings, claims and actions against Mortgagor, and of any loss or damage to the premises. Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the premises at all reasonable times and access thereto shall be permitted for that purpose. Any inspection of the premises shall be entirely for Mortgagee’s benefit and Mortgagor will in no way rely on Mortgagee’s inspection.

The Mortgager further agrees to maintain insurance acceptable to, and for the benefit of the Mortgagee, upon the buildings on said premises in an amount not less than the Indebtedness due the Mortgagee. The Mortgagor further agrees to pay all taxes and assessments upon said premises before the same become delinquent and to keep the premises free of any liens or claims which might become prior to the lien hereof. In the event of the failure of the Mortgagor so to do, the mortgagee may effect insurance or pay such taxes, assessments or other liens, and shall have a lien secured hereby for the amount thereof with interest thereon at the rate of ten per cent per annum.

In the event the Mortgagor defaults in the payment of said Indebtedness, or fails to perform the other covenants and agreements hereof, the Mortgagee may foreclose this Mortgage, as provided by law; and as often as any proceedings may be taken to foreclose this Mortgage, the Mortgagor agrees to pay the Mortgagee a sum equal to ten percent (10%) of the amount due as attorney’s fees in addition to other sums due, which shall be a further lien secured hereby. Upon the due payment of said Indebtedness and performance of other covenants and agreements hereof by the Mortgagor, this Mortgage shall become null and void.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

Mortgagor hereby confers on Mortgagee the power to sell the real estate described herein and the interests of persons therein in the manner provided in the ‘Oklahoma Power of Sale Mortgage Foreclosure Act’, (Title 46 Oklahoma Statutes, Sections 43. through 47) - The Mortgagee, at its option, may either exercise the power of sale or foreclose this Mortgage as provided by law in the event the Mortgagor (a) defaults in the payment of any indebtedness secured hereby; or (b) fails to perform any other covenant or agreement contained herein or in any other indebtedness, obligation or agreement of the Mortgagor to the Mortgagee or (c) sells, conveys, transfers, mortgages, hypothecates, or in any other manner ceases to be the owner of all or any portion or interest of the Mortgaged Property. As often as any proceedings may be taken to foreclose this Mortgage, the Mortgagor agrees to pay the Mortgagee a sum of not less than ten percent (10%) of the amount due as a reasonable attorney’s fee, in addition to other sums due, which shall be secured hereby. Upon the due payment of the Indebtedness described above, and upon the performance of the other covenants and agreements hereof by the Mortgagor, this Mortgage shall become null and void, and discharged of record at the cost of the Mortgagor, which cost Mortgagor agrees to pay.

The terms “Mortgagor” and “Mortgagee”, wherever used herein, include the original parties hereto, and the heirs, successors, assigns, executors and administrators of said parties. Also wherever used herein the singular includes the plural and the plural the singular.

The Mortgagor, in event of a foreclosure hereunder, hereby waives appraisement of said premises, or not, at the option of the Mortgagee, to be declared when the Petition to foreclose is filed.

Mortgagor herewith covenants and agrees that during the term of the mortgage, title to the above described real estate shall be vested solely in Mortgagor and if at any time during said term, all or any part of said real estate shall not be so vested, the Indebtedness secured hereby shall, at the option of the Mortgagee, becomes immediately due and payable without notice.

All powers herein created are irrevocable by death and are cumulative to all other powers and remedies of every kind for the collection of the Indebtedness, or for the enforcement of this Mortgage, and any and all such powers and remedies may be pursued consecutively or concurrently as the Mortgagee may see fit, whether inconsistent or not.

As further security, Mortgagor hereby assigns to Mortgagee all rents, issues and profits at any time accruing for said property, reserving only the right to collect same for his own use as long as he is not in default hereunder. In the event of such default and during the existence of same, Mortgagee at its option may rent the property, and (by whomsoever rented) receive and collect all rents therefore. For such purposes, Mortgagee may enter upon the property as necessary, employ real estate or rental agents, and pay reasonable commissions for their services, all at Mortgagor’s expense. And whether or not there is default hereunder, Mortgagee shall be entitled at its option to receive and collect all or any insurance proceeds payable by reason of loss or damage to said property, and all or any compensation payable for any taking or acquisition of said property or any part thereof by an authority exercising or threatening to exercise a power of eminent domain. Mortgagor hereby assigns to Mortgagee all such insurance proceeds and compensation.

Mortgage, to the extent permitted by law, hereby release and waives all rights and benefits of the homestead exemption laws of the State of Oklahoma as to all Indebtedness secured by this Mortgage.

The terms and conditions of this Mortgage shall be governed by South Carolina law to the extent not prohibited by Oklahoma law. The laws of the State of Oklahoma shall apply to this Mortgage solely and only with respect to enforcing the security, foreclosure, or release of the Mortgage lien securing the Note and Factoring Agreement Indebtedness obligations by way of this Mortgage on real property located in the State of Oklahoma, and all foreclosure actions, judicial or non-judicial sales, or other rights of enforcing this Mortgage shall be brought in a court of competent jurisdiction located in the applicable jurisdiction in Oklahoma where this Property Mortgage is recorded, or in accordance with the Mortgage. Notwithstanding anything to the contrary contained herein and for the avoidance of all doubt, the underlying obligations and Indebtedness secured by this Mortgage including, but not limited to, the Note and the Factoring Agreement, including any addendums or amendments to the Note or Factoring Agreement, shall be governed and construed solely and exclusively in accordance with the laws of the State of South Carolina, and any action or proceeding initiated related to the Note or Factoring Agreement, or any addendum or amendment thereto shall be brought exclusively in a court of competent jurisdiction located in Charleston County, South Carolina. The Parties all expressly agree this choice of law and venue clause is mandatory to the fullest extent permitted by law. By way of example, and without limiting the foregoing, South Carolina law shall solely and exclusively apply with respect to the interest, charges, and fees charged under the Note and Factoring Agreement, and any addendum or amendment to the Note or Factoring Agreement, as well as all usury laws and all consumer finance laws. Grantor/Mortgagor expressly covenants, agrees, and acknowledges that this transaction is a commercial transaction and not a consumer transaction or debt management services relationship with SouthStar, and therefor that the Oklahoma Consumer Protection Acts, Consumer Fraud Act, or any other Consumer Finance code or law of the State of Oklahoma does not apply to this Mortgage or any of the underlying obligations and Indebtedness. Further, and for the avoidance of any doubt, South Carolina law shall apply with respect to all matter related to the Note and Factoring Agreement, any addendums or amendments thereto, and all matters save and except solely for the foreclosure or enforcement of this Mortgage, to which Oklahoma law and procedure shall apply.

SIGNED AND DELIVERED as of the 8th day of June, 2023.

SG ECHO, LLC
A Delaware Corporation

BY:	/s/ Paul Galvin
Paul Galvin
CEO & Authorized Person

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